                                                            [LOGO OF BLACKROCK]

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES EDGE U.S. FIXED INCOME BALANCED RISK ETF(ISHFIBR)
    ISHARES INTERMEDIATE CREDIT BOND ETF(ISHICRED)
    ISHARES IBOXX $ INVESTMENT GRADE CORPORATE BOND ETF(ISHINTOP) ISHARES INTERMEDIATE GOVERNMENT/CREDIT BOND ETF(ISHIGOVCR)
    ISHARES IBONDS DEC 2024 TERM CORPORATE ETF(ISHIBDP)
    ISHARES CORE TOTAL USD BOND MARKET ETF(ISHIUSB)
    FDP BlackRock CoreAlpha Bond Fund(FDP-FT)
    UBS PACE Intermediate Fixed Income Investments Portfolio(UBS-PACE) Consulting Group Capital Markets Funds(CG-CGCM)
    Brighthouse Funds Trust II - BlackRock Bond Income Portfolio(MET-BI) BlackRock Core Bond Portfolio(BR-CORE)
    Strategic Income Opportunities Fund(BR-SIP)
    BlackRock Total Return V.I. Fund (Ins - Var Ser)(BVA-BF)
    Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
    Portfolio(SMF_PRUTR)
    BlackRock Alternative Strategies Fund - Trading Account(ACS-TRD) Master Total Return Portfolio of Master Bond LLC(MF-BOND)
    LVIP BlackRock Scientific Allocation Fund - MBFI Sleeve(SMF_LV-FI) CoreAlpha Bond Master Portfolio(MIP_CORA)
    AST BlackRock Global Strategies Portfolio (Core Active)(PRU-AA-CAB)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    05-09-2018
Offering Commencement:

Security Type:             BND/CORP

Issuer                     Barclays PLC (2024)

Selling Underwriter        Barclays Capital Inc

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [X] Other: MUFG Securities Americas Inc for CG-CGCM

List of Underwriter(s)     Barclays Capital Inc., Santander Investment
                           Securities, Inc., SMBC Nikko Securities America,
                           Inc., ANZ Securities, Inc., BMO Capital Markets
                           Corp., Citizens Capital Markets, Inc., Commonwealth
                           Bank of Australia, Erste Group Bank AG, Lloyds
                           Securities Inc., MUFG Securities Americas Inc., nabSecurities, LLC, Natixis Securities Americas
                           LLC, Nomura Securities International, Inc., PNC
                           Capital Markets LLC, Rabo Securities USA, Inc.,
                           Scotia Capital (USA) Inc., Skandinaviska Enskilda
                           Banken AB (publ), SunTrust Robinson Humphrey, Inc.,
                           U.S. Bancorp Investments, Inc., UniCredit Capital
                           Markets LLC, Academy Securities, Inc., CastleOak
                           Securities, L.P., MFR Securities, Inc., Samuel A.
                           Ramirez & Company, Inc., Siebert Cisneros Shank &
                           Co., L.L.C., Telsey Advisory Group LLC

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TRANSACTION DETAILS

Date of Purchase           05-09-2018

Purchase Price/Share
(PER SHARE / % OF PAR)     $100  Total Commission, Spread or Profit      0.325%

1.  Aggregate Principal Amount Purchased (a+b)                   $  120,000,000

    a.  US Registered Funds (Appendix attached with individual
        Fund/Client purchase)                                    $   29,095,000

    b.  Other BlackRock Clients                                  $   90,905,000

2.  Aggregate Principal Amount of Offering                       $1,250,000,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                   0.0960

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES The securities were offered pursuant to an underwriting or similar agreement
[_] NO under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:             Dipankar Banerjee                 Date:   05-15-2018
                          --------------------------------         ------------
                          Global Syndicate Team Member

Approved by:              Steven DeLaura                    Date:   05-15-2018
                          --------------------------------         ------------
                          Global Syndicate Team Member

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to
                               all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as
                               required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                               Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                            DEFINITION
Eligible Municipal Securities   The securities:
                                (a) are direct obligations of, or obligations
                                    guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                                (b) are sufficiently liquid that they can be
                                    sold at or near their carrying value
                                    within a reasonably short period of time;
                                    and

                                (c) either

                                    (1) are subject to no greater than
                                        moderate credit risk; or

                                    (2) if the issuer of the municipal
                                        securities, or the entity supplying
                                        the revenues or other payments from
                                        which the issue is to be paid, has
                                        been in continuous operation for less
                                        than three years, including the
                                        operation of any predecessors, the
                                        securities are subject to a minimal or
                                        low amount of credit risk.

                                Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering where

                                (a) the securities are offered or sold in
                                    transactions exempt from registration
                                    under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;

                                (b) the securities were sold to persons that
                                    the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                                (c) the seller and any person acting on behalf
                                    of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                              DEFINITION
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.